SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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	Filed by the Registrant	/ X /
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	Filed by a party other than the Registrant	/ /
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Check	the appropriate box: Preliminary Proxy Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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/ /	Definitive Proxy Statement
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/ /	Definitive Additional Materials
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/ X /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----	Sec. 240.14a-12

PUTNAM LIMITED DURATION GOVERNMENT INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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/ X /	No fee required
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/ /	Fee computed on table below per Exchange Act Rule 14a
----	6(i)(1) and 0-11

(1) Title of each class of securities to which
transaction applies:

(2) Aggregate number of securities to which transaction
applies:

(3) Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is
calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

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/ /	Fee paid previously with preliminary materials.
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/ /	Check box if any part of the fee is offset as provided
----	by Exchange Act Rule 0-11(a)(2) and identify the filing
for which the offsetting fee was paid previously.
Identify the previous filing by registration statement
number, or the Form or Schedule and the date of its
filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

John A. Hill

The Putnam Funds
Chairman of the Trustees

One Post Office Square
Boston, Massachusetts 02109

The Putnam Funds

There is still time to vote on the issues that affect your fund!

Dear Shareholder:

In August, we mailed you a proxy statement requesting your vote on a proposed merger of your fund, Putnam Limited Duration Government Income Fund, into Putnam U.S. Government Income Trust, another fund managed by Putnam. Our records show that we have not yet received your completed ballot.

We have included another copy of the ballot and a postage-paid return envelope for your convenience. Your vote on this matter is important — and action on your part saves your fund money. If you have already voted, please ignore this letter, and thank you for your vote. If you have any questions about the proposal, please call 1-888-684-2446 or consult your financial representative.

Sincerely,

John A. Hill
Chairman of the Trustees

247691 8/07